UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 11, 2016

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Shareholder Meeting on April 11, 2016. A total of 38,002,593 shares of the Company’s common stock were entitled to vote as of February 12, 2016, the record date for the Annual Meeting, of which 29,932,390 were voted in person or by proxy at the Annual Meeting. The matters voted upon and approved by the Company’s shareholders were:

(1)	the election of three members to the Board of Directors; and

(2)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Steven L. Fritze	19,761,449	506,767	9,664,174
Kathryn O. Johnson	19,779,729	488,487	9,664,174
Timothy J. O’Keefe	19,771,107	497,109	9,664,174

All three directors were re-elected to serve three year terms expiring at the time of the 2019 Annual Shareholder Meeting.

Ratification of the Appointment of Deloitte & Touche LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,179,477	585,754	167,159	-

Item 8.01.  Other Events.

At its meeting following the Annual Shareholder Meeting on April 11, 2016 the Company’s Board of Directors elected Nathan Partain as Chairman of the Board and made the following committee assignments effective April 11, 2016:

Audit Committee	Compensation Committee	Corporate Governance Committee
Steven Fritze, Chair	James Stake, Chair	Karen Bohn, Chair
Karen Bohn	Kathryn Johnson	Steven Fritze
Joyce Nelson Schuette	Timothy O’Keefe	Kathryn Johnson
James Stake	Joyce Nelson Schuette	Timothy O’Keefe

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 12, 2016

	By	/s/ George A. Koeck
George A. Koeck
Senior Vice President, General Counsel &
Corporate Secretary

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